UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2012

POPULAR, INC.

(Exact name of registrant as specified in its charter)

COMMONWEALTH OF PUERTO RICO	001-34084	66-0667416
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

209 MUNOZ RIVERA AVENUE HATO REY, PUERTO RICO		00918
(Address of principal executive offices)		(Zip code)

(787) 765-9800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

On May 30, 2012, Popular, Inc. (the “Corporation”) issued a press release announcing the effectiveness of the 1-for-10 reverse split of its common stock, $0.01 par value per share. The reverse stock split became effective at 11:59 p.m., Atlantic Standard Time, on May 29, 2012. Pursuant to the reverse stock split, each ten shares of authorized and outstanding common stock have been reclassified and combined into one new share of common stock. In connection with the reverse stock split, the number of shares of common stock authorized under the Corporation’s Restated Certificate of Incorporation was reduced from 1,700,000,000 to 170,000,000 shares, without any change in par value per common share. The reverse split did not change the number of shares of the Corporation’s preferred stock authorized, which remains at 30,000,000.

The number of common shares into which the Corporation’s outstanding stock options and restricted stock as well as the options’ relevant exercise price per share have been proportionally adjusted to reflect the reverse split. The number of shares authorized for issuance under the Corporation’s equity incentive has also been proportionally reduced to reflect the reverse split.

The Certificate of Amendment to the Corporation’s Restated Certificate of Incorporation filed with the Secretary of State of the Commonwealth of Puerto Rico to effect the reverse stock split and reduce the number of shares of common stock authorized is attached to this filing as Exhibit 3.1. The new specimen physical common stock certificate is also being filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

A copy of the press release referred to in Item 3.03 is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment to the Restated Certificate of Incorporation, effective May 29, 2012.

4.1	Specimen Physical Common Stock Certificate of Popular, Inc.

99.1	Press release dated May 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC.

Date: May 30, 2012	By:	/s/ Jorge J. García
Jorge J. García
Senior Vice President and Corporate Comptroller